Exhibit 99.1

FOR IMMEDIATE RELEASE

Shareholders of Parkvale Financial Corporation Approve Merger with F.N.B. Corporation

Hermitage, PA and Monroeville, PA – December 16, 2011 – F.N.B. Corporation (NYSE: FNB) and Parkvale Financial Corporation (NASDAQ: PVSA) today announced that the shareholders of Parkvale Financial Corporation have approved the Agreement and Plan of Merger between F.N.B. Corporation and Parkvale Financial Corporation. As announced previously on June 15, 2011, and as approved by the boards of directors of both companies, shareholders of Parkvale Financial Corporation will be entitled to receive 2.178 shares of F.N.B. Corporation common stock for each share of Parkvale Financial Corporation common stock. The exchange ratio is fixed and is expected to be a tax-free exchange for shareholders of Parkvale Financial Corporation.

As of December 12, 2011, all regulatory approvals were received, and F.N.B. Corporation and Parkvale Financial Corporation expect the merger to have an effective closing date of January 1, 2012.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.95 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About Parkvale Financial Corporation

Parkvale Financial Corporation, headquartered in Monroeville, PA conducts business in the greater Tri-State area through 47 full-service offices, with 40 offices in Allegheny, Beaver, Butler, Fayette, Washington and Westmoreland Counties of Pennsylvania, two branches in West Virginia and five branches in Ohio. With total assets of $1.8 billion at September 30, 2011, Parkvale was the eighth largest financial institution headquartered in the Pittsburgh metropolitan area and eighth largest financial institution with a significant presence in Western Pennsylvania.

Forward-looking Statements

This joint press release of F.N.B. Corporation and Parkvale Financial Corporation and the reports F.N.B. Corporation and Parkvale Financial Corporation file with the Securities and Exchange Commission often contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation and Parkvale Financial Corporation. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s and Parkvale Financial Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation and Parkvale Financial Corporation are engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s and Parkvale Financial Corporation’s financial operations or customers; (7) changes in the securities markets; (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation and Parkvale Financial Corporation file with the Securities and Exchange Commission; (9) housing prices; (10) job markets; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation and Parkvale Financial Corporation assets and liabilities. F.N.B. Corporation and Parkvale Financial Corporation undertake no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, F.N.B. Corporation filed a Registration Statement on Form S-4 (Registration No. 333-177050) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) on November 3, 2011, which was declared effective by the SEC on November 7, 2011. The Registration Statement includes the definitive proxy statement of Parkvale Financial Corporation, the prospectus of F.N.B. Corporation and other documents relating to the merger. Investors and security holders are urged to read the Registration Statement, along with any other relevant documents filed with the SEC, including any amendments or supplements, because those documents do and will contain important information.

The Registration Statement and other relevant materials, and any other documents F.N.B. Corporation has filed with the SEC, may be obtained free of charge from the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting David B. Mogle, Corporate Secretary, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3431, and free copies of the documents that Parkvale Financial Corporation has filed with the SEC by contacting Gilbert A. Riazzi, Chief Financial Officer, 4220 William Penn Highway, Monroeville, PA 15146, telephone: (412) 373-4804.

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Analyst/Institutional Investor Contact

Cynthia Christopher

724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact

Jennifer Reel

724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

Parkvale Financial Corporation

Robert J. McCarthy, Jr.

President and CEO

412-373-4815

Gilbert A. Riazzi

Chief Financial Officer

gil.riazzi@parkvale.com

412-373-4804